EXHIBIT 10.15


$6,000.00                                                 DATE:   JULY 1, 2002

                              PROMISSORY NOTE

     WHEREAS, As of April 15, 2002, Wrap-N-Roll USA, Inc. formerly known as Oxy General Corporation ("Maker"), owed Ken Kurtz ("Holder"), an individual residing in Utah, a total of five thousand dollars ($5,000). Such amount consisted of an April 15, 2002 Promissory Note which was due on upon demand.

     WHEREAS, On May 28, 2002 Ken Kurtz loaned an additional one thousand ($1,000.00) to Wrap-N-Roll USA, Inc to be paid no later than June 30, 2002.

     NOW THEREFORE, FOR VALUE RECEIVED, The undersigned, jointly and severally (?Maker?), promises to pay to Ken Kurtz (?Holder?), an individual residing in Utah, the principal sum of six thousand dollars ($6,000), together with interest thereon from July 1, 2002 at the rate of ten percent (10%) per annum on the unpaid principal.

1. PAYMENTS. The principal amount of $6000 and interest of $600.00 on the principal obligation represented hereby shall be repaid in full upon demand.

2. TYPE AND PLACE OF PAYMENTS. Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Holder and mailed to 3434 East 7800 South, #237, Salt Lake City, Utah 84121.

3. PENALTY. Maker shall pay a penalty equal to one percent (1%) of the current unpaid principal balance due for each month any payment is past due. Advance payment or payments may be made on the principal or interest, without penalty or forfeiture. There shall be no penalty for any prepayment.

4. DEFAULT. Upon the occurrence or during the continuance of any one or more of the events listed below, Holder may, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall then be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of whichare hereby expressly waived by Maker, such events being as follows:

          (a) Default in any portion of the payment of the principal and interest of this Note when the same shall become due and payable, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker.

          (b) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to bankruptcy or any form of insolvency, or Maker shall make an assignment to an agent authorized to liquidate any part of its assets; or

          (c) Death of Maker. In the event of Death of Maker, such notice of default shall be made to the trustee of Maker?s estate.

5. ATTORNEYS' FEES. Maker shall be responsible to Holder for any costs incurred by Holder in collecting on the obligation herein including reasonable attorney's fees.

6. CONSTRUCTION. This Note shall be governed by and construed in accordance with the laws of Utah.

Wrap-N-Roll USA, Inc. ("Maker")

/s/ Cliff Halling
___________________________________
Cliff Halling, President
                                                                  Approved By:

                                                   /s/ Ken Kurtz
                                               _______________________________
                                                         Ken Kurtz  ("Holder")